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       [LETTERHEAD OF LUSE LEHMAN GORMAN POMERENK & SCHICK APPEARS HERE]

                                                                     EXHIBIT 5.1

September 17, 1997


Board of Directors
Pathfinder Bancorp, Inc.
214 West First Street
Oswego, New York 13126


          Re:  Pathfinder Bancorp, Inc.
               Registration Statement on Form S-4

Ladies and Gentlemen:

     We have served as special counsel for Pathfinder Bancorp, Inc., a Delaware corporation, in connection with the registration under the Securities Act of 1933 of 881,666 shares of Common Stock, par value $0.10 per share.

     Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     (1) the shares of Common Stock have been duly authorized;

     (2) upon issuance, sale and delivery of the shares as contemplated in the Registration Statement, the shares will be legally issued, fully paid and non-assessable.

     We hereby consent to the reference to our firm under the heading "Proposed Formation of Stock Holding Company--Legal Opinion" in the Prospectus and Proxy Statement in the Registration Statement (and all amendments thereto) and to the filing of this opinion as Exhibit 5.1 thereto.

                                  Very truly yours,

                                  LUSE LEHMAN GORMAN POMERENK & SCHICK
                                  A Professional Corporation

                                  By: /s/ Alan Schick
                                     -----------------------------------
                                      Alan Schick